United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2014

ePlus inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34167	54-1817218
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13595 Dulles Technology Drive Herndon, VA 20171-3413

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (703) 984-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Milton E. Cooper Jr., retired from the ePlus inc. Board of Directors, effective on the date of the Annual Meeting of Shareholders, which was September 10, 2014.  Mr. Cooper served as a director since 2003.  Also, at such meeting the shareholders elected Ira A. Hunt as a new director.  The details of that shareholder vote are disclosed in Item 5.07 below.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of ePlus inc. was held on September 10, 2014.  There were present, in person or by proxy, holders of 7,013,552 shares of our common stock, or 93.29% of all shares of common stock eligible to be voted at the meeting. The final voting results on all matters are disclosed below.

1.  Election of the following directors to serve until the next annual meeting of shareholders or until their successors are elected and qualified (included as Item 1 in the proxy statement).  Each nominee for director was elected by a vote of the shareholders as follows:

	For	Withheld	Broker Non-Vote
Phillip G. Norton	6,177,182	72,300	764,070
Bruce M. Bowen	6,078,066	171,416	764,070
C. Thomas Faulders	6,122,705	126,777	764,070
Terrence O’Donnell	5,627,899	621,583	764,070
Lawrence S. Herman	6,151,020	98,462	764,070
Ira A. Hunt	6,210,584	38,898	764,070
John E. Callies	6,143,431	106,051	764,070
Eric D. Hovde	6,110,699	138,783	764,070

Each nominee was elected a director of ePlus inc.

2.  The advisory vote on the compensation of our named executive officers, as disclosed in our proxy statement (included as Item 2 in the proxy statement), was approved by the following vote:

For:	4,902,383
Against:	1,333,972
Abstain:	13,127
Broker non-votes:	764,070

3.  Approval of the 2014 Amended and Restated Executive Incentive Plan (included as Item 3 in the proxy statement).  The proposal was approved by a vote of shareholders as follows:

For:	6,156,092
Against:	83,812
Abstain:	9,578
Broker non-votes:	764,070

4.  Ratification of the selection of Deloitte & Touche LLP as our independent registered accounting firm for fiscal year 2015 (included as Item 4 in the proxy statement).  The proposal was approved by a vote of shareholders as follows:

For:	6,886,888
Against:	121,764
Abstain:	4,900
Broker non-votes:	0

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ePlus inc.

By: /s/ Elaine D. Marion
Elaine D. Marion
Chief Financial Officer

Date: September 11, 2014